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     THIS LEASE, dated MAY 5, 1999 (which date is to be used for reference purposes only) is made and entered into by and between DGL ASSOCIATES a partnership, having an office at 2444 Wilshire Blvd., Suite 600, Santa Monica, CA 90403 ("Landlord") and ULTIMATE SPORTS, INC ("TENANT").

                                     ARTICLE 1
                               SUMMARY OF BASIC TERMS

     1.01 Purpose. This Article defines certain terms used in this Lease, subject, however, to qualifications and exceptions set forth elsewhere herein.

     1.02 Land. The term "Land" means that certain real property in the City of Santa Monica, County of Los Angeles, State of California, owned by Landlord.

     1.03 Building. The term "Building" means that certain office building complex constructed on the Land which has the street address of 2444 Wilshire Boulevard, Santa Monica, CA, including all parking garages, outside plazas, atria, lobbies, office and commercial spaces, landscaping, water elements, fine art and the Land.

     1.04 Premises. The term "Premises" means the space on floor three of the Building, known as SUITE 414 and located substantially as shown on the floor plan attached hereto as Exhibit A, subject to relocation to other floor(s) pursuant to Article 22 (if applicable).

     1.05 Lease Term. The phrase "Lease Term" means the term of this Lease, which shall be (i) a period of Three (3) years and one-half (1/2) months commencing as set forth in Subsection 2.02(a), plus a stub period of a partial month as necessary in order for the Lease Term to end on the last day of a month (the "Initial Term"), plus 00 the period(s) of any renewal option(s) which Tenant duly exercises, unless the Lease Term is earlier terminated pursuant to any of the provisions of this Lease or law.

     1.06 Initial Basic Rent. The phrase "Initial Basic Rent" means the sum of $2,255.00 per month, as described more fully in Article 3.

     1.07 Tenant's Share. The phrase "Tenant's Share" shall mean 1.87% percent.

     1.08 Security Deposit. The phrase "Security Deposit" means a security deposit in the amount of $6,765.00, to be held and used by Landlord as provided in Article 5. SEE RIDER #30

     1.09 Tenant's Parking. The phrase "Tenant's Parking" signifies nonexclusive parking for THREE (3) automobiles in the parking garage of the Building as provided in Section 25.01.

     1.10 Tenant's Broker. The phrase "Tenant's Broker" means COLDWELL BANKER, whose address and telephone number are:

Address:    MR. TODD MASSER
        -------------------
            COLDWELL BANKER
---------------------------
            11900 WEST QLYMOIC BLVD., SUITE 100
-----------------------------------------------
            LOS ANGELES, CA 90064
---------------------------------
Telephone:  310-447-8500
          --------------

     1.11 Tenant's Identity. Tenant is

               a natural person.

          XXX a corporation incorporated in the State of California

               a general/limited partnership whose general partners are

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     1.12 PERMITTED USE. The phrase "Permitted Use" means

          GENERAL OFFICE USE, and related business purposes of the original Tenant named herein in keeping with the class and character of the Building as a first class office building.

     1.13 RENTABLE AREA OF THE PREMISES. The phrase "Rentable Area of the Premises" means the square footage amount determined by multiplying Usable Area (hereinafter defined) by the Building's "R/U Ratio," which is determined by calculating the usable area of the entire Building (using the same methodology as is described hereinafter to calculate Usable Area), and calculating the rentable area of the entire Building, and then dividing such rentable area of the entire Building by such usable area of the entire Building; the rentable area of the entire Building is calculated by (a) measuring the area within the bounds of the inside finished surfaces of each outer Building wall, on each floor of the Building, without deduction for common areas or for columns, projections, major vertical penetrations, or any other items or elements, and then (b) adding the areas of each floor of the Building. As so determined the Rentable Area is 1,156 square feet, subject only to those adjustments made pursuant to Subsection 2.01 (b).

     1.14 USABLE AREA. The phrase "Usable Area" means the square footage of the Premises as determined by Landlord by measuring the area within the bounds of the center line of the glass in the exterior wall of the Building, the center line of any partition between the Premises and a Building standard public corridor connecting the fire stairs on each floor (whether or not such corridor is actually constructed), the surface facing the Premises of any partition separating the Premises from the Building core and the center line of any partition that separates the Premises from adjoining premises and common areas. No deduction shall be made for space occupied by structural or functional columns and projections.

     1.15 RENT ADJUSTMENT DATE. "Rent Adjustment Date" shall mean: SEE RIDER
#29

     1.16 RENT COMMENCEMENT DATE. The phrase "Rent Commencement Date" means the date determined by Subsection 2.02(a).

     1.17 LEASE DATE. The phrase "Lease Date" means that date upon which this Lease is fully executed by Landlord and Tenant.

                                     ARTICLE 2
                             DEMISE, TERM AND OCCUPANCY

2.01      DEMISE.

     (a) Demise and Reservation. Landlord hereby leases the Premises to Tenant, and Tenant hereby hires the Premises from Landlord, reserving however to landlord all of the rights, interests and estates in the Premises, Building, and Land not granted to Tenant by this Lease.

     (b) Determination of Rentable Area of the Premises. The number of square feet set forth in Section 1.14 for the Rentable Area of the Premises shall be conformed to that determined by Landlord's space planner as soon as practicable alter receipt from Landlord of the final floor plan for the Premises. If the Rentable Area of the Premises is so determined to be other than as set forth in Section 1.14, or if there occurs a change in the size of the Premises, then all amounts, sums and/or percentages based upon the Rentable Area of the Premises shall be equitably prorated in accordance therewith. After the Rentable Area of the Premises has been determined as provided herein, and if the same differs from that set forth in Section 1.14, then the parties shall execute an amendment to this Lease setting forth the Rentable Area of the Premises, and the amounts, sums and/or percentages based thereon and adjusted as set forth above. The failure of either party to execute such amendment shall not affect the validity or enforceability of this Lease nor excuse the payment of Rents by Tenant. The number of square feet of Rentable Area of the Premises as determined by Landlord's space planner shall for all purposes of this Lease conclusively be deemed to be the Rentable Area of the Premises, and Tenant shall be responsible for payment of all Rents and performance of all obligations based upon or calculated from the Rentable Area of the Premises as so determined.

2.02      COMMENCEMENT.

     (a) Lease Term. The Lease Term 0) shall commence on the date (the "Rent Commencement Date") that is the earlier to occur of (A) the Rent Adjustment Date (if Subsection 2.03(b) applies to this Lease) or the Occupancy Date (if Subsection 2.03(c) applies to this Lease), and (B) the date Tenant first occupies any part of the Premises, with Landlord's consent, for the purpose, of commencing business, and (ii) shall end at noon on the earlier of the last day of the Lease Term (the "Expiration Date") or such earlier termination of this lease. After the Rent Commencement Date, upon Landlord's request, Tenant shall promptly complete and execute a copy of the form attached hereto as Exhibit B.

     (b) Obligations and Duties. Tenant shall be bound, as of the Lease, except as otherwise specifically provided herein. Failure of Tenant to fulfill any such obligation and/or duty before any other such obligation and duty becomes binding shall not preclude Landlord from obtaining any remedy available hereunder at law, or in equity.

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2.03      Preparation of Promises.

     (a) Preparation Work. The Premises shall be prepared for Tenant's occupancy in accordance with the Work Letter for Tenant improvements attached hereto as Exhibit C (the "Work Letter").

     (b) Tenant Constructs Improvements. This Subsection 2.03(b) shall form a part of this Lease only if Tenant is to construct the tenant improvements under the Work Letter. If so, the Occupancy DATE shall be the date that is the earlier to occur of (i) the Rent Adjustment Date, or (ii) the date Tenant, or anyone claiming under or through Tenant, first occupies any part of the Premises, with Landlord's consent, for the purpose of constructing the tenant improvements under the Work Letter, notwithstanding that minor incorrect or incomplete details of construction or mechanical adjustments, pertaining only to the Base Building Work (as defined in the Work Letter), which do not materially interfere with Tenant's performance of Tenant's Work (as defined in the Work Letter) remain to be performed (such details and adjustments are referred to as "Punch-List Items"). Tenant shall be deemed to have accepted the Premises and to have found them to be in satisfactory condition, except for any Punch-List Items, on the Occupancy Date. On or before the Occupancy Date, Tenant shall submit a punch list to Landlord, describing the Punch-List Items with reasonable specificity and detail, and Landlord shall provide Tenant with reasonable and timely access to the Premises to allow Tenant to so perform. Landlord shall correct all Punch-List Items on the punch list of which it is reasonable to require correction by Landlord and shall do so with reasonable diligence in a manner consistent with Tenant's construction of the tenant improvements under the Work Letter.

     (c) Landlord Constructs Improvements. This Subsection 2.03(c) shall form a part of this Lease only if Landlord is to construct the tenant improvements under the Work Letter. If so, the Occupancy Date shall be the date on which M Landlord has substantially completed the work it is obligated to perform pursuant to the Work Letter; and the same shall be deemed substantially completed notwithstanding the fact that certain items, such as minor details of construction, mechanical adjustment or decoration, which do not materially interfere with Tenant's use of the Premises (i.e., the "Punch-List Items"), remain to be performed, and (ii) access to the Premises is available to Tenant. However, if completion of either of the above requirements for establishing the Occupancy Date is delayed due to (iii) any act or omission of Tenant or any of its employees, agents or contractors, including, but not limited to, delays due to changes in or additions to Landlord's Work (as defined in the Work Letter) requested by Tenant or delays by Tenant in the submission of plans, drawings, specifications or other information, the approval of working drawings or estimates, or the giving of necessary authorizations or approvals regarding tenant improvements, or (iv) the inclusion in Landlord's Work of any Tenant's Work (as defined in the Work Letter), or a shortage or unavailability of materials required for Tenant's Work, then the Occupancy Date shall be deemed to have been the date that said two requirements would have been completed but for such delay. Landlord shall give Tenant at least 15 days' notice in advance of Landlord's estimate of the Occupancy Date. Any variance between the date so estimated and the actual Occupancy Date shall be of no consequence, and Landlord shall not incur any liability on account of such variance. Tenant shall be deemed to have accepted the Premises and to have found them to be in satisfactory condition, except for any Punch-List Items, on the Occupancy Date. Within 10 days after the Occupancy Date, Tenant hall submit a punch list to Landlord, describing the Punch-List Items with reasonable specificity and detail. Landlord shall correct all Punch-List Items on the punch list of which it is reasonable to require correction by Landlord.

                                     ARTICLE 3
                                        RENT

3.01 RENTS. Commencing on the Rent Commencement Date and thereafter during the Lease Term, Tenant shall pay to Landlord the following rents for the Premises (the "Rents"): (a) a basic rent per annurn (the "Basic Rent") in the amount of the Initial Basic Rent, adjusted periodically as set forth in Section 3.04, which shall be due and payable in equal monthly installments in advance on the first day of each and every calendar month during the Lease Term, and M additional charges ("Additional Charges") consisting of all other sums of money payable by Tenant under the provisions of this Lease. The first installment of Basic Rent shall be due and payable upon execution of this Lease.

3.02 Payment. Tenant shall pay the Rents when due, without notice or demand, and without any abatement, deduction or setoff. Tenant shall pay the Rents in lawful money of the United States, to Landlord at its office in the Building or to such other person or place as Landlord may designate from time to time.

3.03 Proration. Any Rents, the amount of which is determined in part by the length of a period of time, shall be prorated as and when appropriate on the basis of a 30day month or a 360-day year.

3.04 Adjustments of Basic Rent. SEE RIDER #29

3.05 Partial Payment. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Basic Rent or Additional Charges due shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment, irrespective of any such endorsement or statement, without prejudice to Landlord's right to recover the balance, treat such partial payment as a default or pursue any other remedy provided in this Lease or at law.

3.06 Late Charge. Tenant hereby acknowledges that the late payment of Rents will cause Landlord to incur damages, including administrative costs, loss of use of the overdue funds and other costs, the exact amount of which would be impractical and extremely difficult to ascertain.

Landlord and Tenant therefore agree that if Landlord does not receive a payment of Rents within five (5) days after the date that such payment is due, Tenant shall pay to Landlord, as Additional Charges, a late charge of ten cents for each dollar so overdue. Acceptance of the late charge by Landlord shall not cure or waive Tenant's default, nor prevent Landlord from exercising, before or after such

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acceptance, any of the rights and remedies for a default provided by this
Lease or at law. Payment of the late charge is not an alternative means of performance of Tenant's obligation to pay Rents at the times specified in this Lease.

                                     ARTICLE 4
                           OPERATING EXPENSE ADJUSTMENTS

4.01 OPERATING EXPENSE DEFINITIONS. For the purpose of this Article, the following terms shall have the meanings herein ascribed to them:

     (a) Costs of Operation. "Costs of Operation" shall mean, in any Lease Year, and subject to the adjustment set forth in Subsection 4.01(c), all expenses, costs and disbursements of every kind and nature paid or incurred by or on behalf of Landlord with respect to or for the operation, maintenance and management of the Building. Without in anyway limiting the generality of the foregoing, Costs of Operation shall include the following:

        (i) Wages, including all fringe benefits of every nature and kind, Workers' Compensation, and payroll taxes of employees of Landlord at the level of building manager and below engaged in the operation, maintenance and management of the Building.

         (ii) Costs of goods, tools, supplies and services supplied or used in or with respect to the operation, maintenance and management of the Building, including without limitation the cost of insurance premiums; cleaning, painting, janitorial, trash removal, security and other services; legal, accounting and other consultants' fees; operation of elevators and security systems; heating, cooling, air conditioning and ventilating; hot and cold water, gas, electricity, sewer and other utilities; maintenance and repairs to the Building, and to any equipment, machinery or apparatus, therein; window cleaning; service agreements on equipment; licenses, permits and inspections; depreciation on personal property, tools and movable equipment used in the repair, maintenance or operation of the Building; contesting the validity or applicability of any law if a successful contest would reduce Costs of Operation; maintenance and repairs of the structural components, building systems, and finish work relating to the parking garage; and of the landscaping, signs, plazas, furnishings, water elements, sidewalks, streets and walkways in or adjacent to the Building;

        (iii) Management fees and other costs and expenses paid to Landlord's managing agent; or, if Landlord acts as the managing agent, a sum in lieu thereof which does not exceed the then-prevailing rates for management fees for other first-class office buildings in Santa Monica, CA;

        (iv) Costs of capital improvements and replacements which are intended to reduce Costs of Operations or which are required by law, and which are made after completion of the Building shell and amortized (with interest at prevailing rates) over the useful life of such improvements;

        (v) Rentals paid by Landlord with respect to machinery, equipment, tools, materials, facilities or systems for the normal management, maintenance or operation of the Building;

        (vi) All expenses and costs incurred by Landlord as a result of or in order to comply with laws, including without limitation laws pertaining to energy or natural resource conservation or environmental protection, and all charges, taxes, surcharges, assessments or penalties imposed by any government agency or public utility as a means of conserving or controlling the consumption of water, gas, electricity, energy, natural resources, or other products or services; and

        (vii) All of the following: (A) all taxes, general and special assessments, duties, charges, and levies of every kind, character and description whatsoever, levied, imposed or charged upon or against the Building or any part hereof or the various estates in the Building or any part thereof or upon Landlord with respect thereto, except as set forth in
Section 9.05; (B) all taxes levied, imposed or charged on real and personal property used in the operation, maintenance or management of the Building;
(C) all taxes levied, imposed or charged against or measured by or based upon the rent payable by lessees and occupants of the Building or the value of the Building or any part thereof; (D) all taxes imposed or charged in the future in lieu thereof or for which Landlord is liable with respect to the Building;
(E) all sales, use, and utility taxes and other similar amounts which are expensed by Landlord in connection with the Building; and (F) costs and expenses incurred by Landlord in contesting the amount, validity or applicability of any of the foregoing; but not including Landlord's income, franchise, gift, estate, inheritance, transfer, excise or excess-profits taxes to the extent that any such income, franchise, gift, estate, inheritance, transfer, excise or excess-profits taxes are not levied in whole or partial substitution for any other taxes; recoveries through protest, appeals or other actions taken by Landlord, after deduction of all costs and expenses, including legal and other professional fees and costs, shall be deducted for the year of receipt.

     (b) Costs of Operation -- Exclusions. Costs of Operation shall exclude the following:

        (i) Costs incurred by Landlord with respect to goods and services supplied to lessees and occupants of the Building to the extent that such lessees and occupants directly reimburse Landlord for such costs other than as provided in this Article 4;

        (ii) Costs incurred by landlord for the repair of damage to the Building to the extent that Landlord is reimbursed by insurance proceeds;

        (iii) Costs incurred by Landlord with respect to the installation of tenant improvements made for tenants in the Building;

        (iv) Depreciation (other than on personal property, tools and movable equipment as described in Clause 00 of Subsection 4.01 (a) above), interest and principal on mortgages encumbering the Building or the Land;

        (v) Landlord's direct out-of-pocket costs for labor and materials for the operation of the parking garage;

        (vi) Costs incurred in connection with the leasing of space in the Building and the renewal or enforcement of existing leases, including leasing commissions and brokerage fees, legal fees, tenant improvements costs and allowances and advertising expenses, except advertising expenses related to public relations or community activities;

        (vii) Costs of purchasing fine art works (except that graphics, signs and conventional decoration shall not be excluded); and

        (viii) Costs and expenses otherwise includable in Costs of Operation, to the extent that the Landlord is reimbursed or paid from other sources for such costs and expense.

     (c) Costs of Operation - Adjustments. If less than 100% of the Rentable Area of the Building is occupied and fully serviced during any period in a Lease Year, then the Costs of Operation for such Lease Year shall be adjusted to what the Costs of Operation would have been as if 100% of the Rentable Area of the Building had been occupied and fully serviced throughout such Lease Year.

     (d) Lease Year. "Lease Year" shall mean any calendar year that overlaps the Lease Term as to any period.

4.02      Adjustment of Rents.

     (a) Costs of Operation. Tenant shall pay, as Additional Charges, an amount equal to (1) the amount, if any, by which the Costs of Operation for any lease year after 1999 exceed the Costs of Operation for 1999, multiplied by (2) Tenant's Share. Tenant shall pay such Additional Charges in the following manner: commencing as of January 1 of the Lease Year after 1999, on or before the first day of each calendar month, Tenant shall pay Landlord one-twelfth (1/12) of the amount of the Additional Charges, as reasonably estimated by Landlord, due from Tenant for the ensuing Lease Year pursuant to the first sentence of this Subsection 4.02(a), as shown by a statement provided by Landlord to Tenant ("Landlord's statement"). There shall be a final adjustment at the end of each Lease Year, to reflect actual Costs of Operation for said Lease Year. Notwithstanding the foregoing, at Landlord's sole option (which Landlord may exercise from time to time during the Lease Term), Landlord may bill Tenant annually, quarterly or at any other interval based on the actual Costs of Operation, rather then estimating and collecting in advance.

     (b) Revised Estimates. Quarterly during the Lease Year, if Landlord has received evidence indicating an increase in Costs of Operation over that set forth in Landlord's statement, Landlord may revise its estimates of COSTS OF OPERATION FOR THE LEASE YEAR. The amounts of Additional Charges on account of Costs of Operation, and the installment payments with respect thereto, shall then be adjusted as necessary to assure that, as nearly as possible, Tenant shall have paid Tenant's Share of Additional Charges on account of Costs of Operation, based on the revised estimates, by the end of the Lease Year.

     (c) Final Statement. As soon as practicable after the end of each Lease Year, Landlord shall present Tenant with a final statement ("Landlord's final statement") of actual Costs of Operation for such Lease Year. Within five days of presentation of Landlord's final statement, Tenant shall pay Landlord, as Additional Charges, any amount due for Tenant's Share of Costs of Operation. Any credit due Tenant for overpayment of Tenant's Share of Costs of Operation shall be credited against the monthly installments of Basic Rent next coming due (except that Landlord shall refund to Tenant the amount of any such credit for the final Lease Year in the Lease Term). Tenant shall have 30 days after presentation of Landlord's final statement within which to object in writing to the accuracy of Landlord's final statement; after expiration of said 30-day period, Landlord's final statement shall be conclusive and binding on Tenant. Until resolution thereof, objection by Tenant shall not excuse or abate Tenant's obligation to make the payments required by this Section 4.02.

ARTICLE 5

SECURITY DEPOSIT SEE RIDER #30

5.01 Security Deposit. Concurrently with Tenant's execution of this Lease, Tenant shall deposit the Security Deposit with Landlord. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant hereunder. If Tenant defaults with respect to any provision of this Lease, including, but not limited to the provisions relating to the payment of Rents, Landlord may (but shall not be required to) use, apply, or retain all or any part of this security deposit for the payment of any Rents in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage, direct or indirect, which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, then Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty
(30) days following expiration of the Lease Term. If a termination of Landlord's interest in this Lease occurs, then Landlord shall transfer said deposit to Landlord's successor in interest.

                                     ARTICLE 6
                            USE AND COMPLIANCE WITH LAW

6.01 Use. Tenant shall use and occupy the Premises for the Permitted Use and for no other purpose whatsoever, and shall obtain and maintain all licenses and permits required therefor by law.

6.02 Prohibited Uses. Tenant shall not at any time use or occupy or allow any person to use or occupy the Premises, or do or permit anything to be done or kept in the Premises, in any manner which (a) violates any certificate of occupancy in force of the Premises or for the Building; (b) causes or is likely to cause damage to the Building, the Premises or any equipment, facilities or other systems therein; (c) constitutes a violation of any law, license, or permit, or is considered a hazardous or toxic substance, material, or waste under California or federal law; (d) violates a requirement or condition of the standard fire insurance policy issued for office buildings in the City of Santa Monica; (e) impairs the character, reputation, image or appearance of the Building as a first-class office building; (f) impairs the proper and economic maintenance, operation and repair of the Building or its equipment, facilities or systems; (g) constitutes a nuisance, annoyance or inconvenience to other lessees or occupants of the Building, or interferes with or disrupts the use of occupancy of any area of the Building (other than the Premises) by other lessees or occupants; (h) interferes with the transmission or reception of microwave, television, radio or other communications signals by antennae located on the roof of the Building or elsewhere in the Building; (i) constitutes an unlawful, immoral or objectionable occurrence or condition; or
(j) results in repeated demonstrations, bomb threats or other events which require evacuation of the Building or otherwise disrupt the use, occupancy or quiet enjoyment of the Building by other lessees and occupants. Tenant shall not use or allow another person to use any part of the Premises for a restaurant or bar; the storage, manufacture or sale of food, beverages, liquor, tobacco in any form or drugs (except that Tenant may maintain vending machines for the use of its officers and employees may bring food, beverages, tobacco and medicine onto the Premises for their personal and lawful consumption); the business of photocopying or offset printing (but Tenant may use part of the Premises for photocopying or offset printing in connection with its own business); medical or dental offices or laboratories; a typing or stenograph business; a barber, beauty or manicure shop; a school or classroom; the manufacture, retail sale or auction of merchandise, goods, or property of any kind; cooking (except that Tenant may maintain one or more coffee or lunch rooms and/or kitchens for the exclusive use of Tenant's officers, employees and invitees); lodging or sleeping; or for immoral purposes. No noise, vibration, smoke, gasses or odor shall be permitted to escape from the Premises.

6.03 Compliance by Tenant. Tenant shall, at Tenant's expense, comply with all laws that impose any obligation, order or duty on Landlord or Tenant, arising from or related to (a) Tenant's use of the Promises, (b) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein, (c) any cause or condition created by or at the instance of Tenant; or (d) breach of any Tenant's obligations hereunder; and Tenant shall pay all the costs, expenses, fines, penalties and damages, including attorneys' fees and costs, which may be imposed upon Landlord by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section. Where Tenant's compliance as required by this Section necessitates actions by Tenant for which another provision of this Lease requires Landlord's consent. Tenant shall obtain Landlord's consent pursuant to such other provision before taking such action.

ARTICLE 7

INSURANCE

7.01 USE OF PROMISES. Tenant shall not violate, or permit the violation of, any condition, standard for use in California, imposed by any insurance policy covering or relating to the Building, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises
(a) which might subject Landlord to any liability or responsibility for personal injury or death or property damage, or (b) which might increase any insurance rate with respect to the Building over the rate which would otherwise then be in effect, or (c) which might result in insurance companies of good standing refusing to insure the Building in amounts satisfactory to Landlord, or (d) which might result in the cancellation of any policy covering or relating to the Building or the assertion of any defense by the insurer in whole or in part to claims under any such policy.

7.02 Casualty Insurance. During the Lease Term, Landlord shall maintain All Risk Coverage insurance, amount of its full replacement value, with loss of rents coverage, and the amount of any deductible shall be determined by Landlord but shall not exceed that which is commercially reasonable for a first-class office building. During the Lease Term, Tenant shall maintain, at Tenant's expense, All Risk Coverage insurance covering Tenant's Property, and insuring Tenant's Property in the amount of its full replacement value.

7.03 Liability Insurance. During the Lease Term, Landlord shall maintain public liability insurance covering the Building and insuring against all hazards and risks customarily insured against by persons operating first-class office buildings. Tenant, at its expense, shall maintain at all times during the Lease Term public liability insurance with respect to the Premises, their use and occupancy by Tenant and the conduct or operation of business therein, with combined single-limit coverage of not less than $2,000,000. Landlord may from time to time increase the policy amount to be maintained by Tenant under this Section as Landlord deems necessary in order to maintain adequate liability coverage.

7.04 Waiver of Subrogation. Landlord and Tenant shall each secure an appropriate clause in, or an endorsement upon, each insurance policy required by this Article, pursuant to which the insurance company waives subrogation or permits the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party without invalidating the coverage under the insurance policy. On Tenant's policies, the waiver of subrogation or permission for waiver of any claim shall extend to Landlord, Landlord's Affiliates and its and their agents and employees. On Landlord's policies, the waiver of subrogation or permission for waiver of any claim shall extend to Tenant and its agents and employees. Each party hereby releases the above-named persons with respect to any claim (including a claim for negligence) which it might otherwise have against them for injury, loss, damage or destruction occurring during the Lease Term and covered by the policies required of Tenant or Landlord under this Article.

7.05 Policy Requirements. Landlord, Landlord's Affiliates and its and their agents and employees, and any lessor or mortgagee whose name and address shall have been furnished to Tenant shall be designated as additional insured parties on any insurance policy required by this Article. Tenant shall deliver to Landlord fully paid-for policies or certificates of insurance for the insurance coverage required by this Article, in form satisfactory to Landlord, issued by the insurance company or its authorized agent, at least 20 days before the Rent Commencement Date. All policies shall provide that they cannot be canceled or modified unless Landlord, and any other additional insured party, are given at least 30 days' prior written notice of such cancellation or modification.

7.06 Premium Increase. If, by reason of any action or omission by Tenant in default of any of its obligations under this Lease, or by reason of any Tenant Work installed in the Premises, the premiums on Landlord's insurance on the Building are higher than they otherwise would be. Tenant shall reimburse Landlord, on demand, as Additional Charges, for that part of the premiums attributable to the default by Tenant or the Tenant Work.

ARTICLE 8
ALTERATIONS

8.01 Conditions. With Landlord's prior written approval , which shall not be unreasonably withheld, Tenant may from time to time, at its expense, make such alterations ("Alterations") in and to the Premises as Tenant may reasonably consider necessary or as may be required by law, license, or permit for the conduct of its business in the Premises, provided and upon the conditions that: (a) the Alterations do not affect the outside appearance of the Building or the appearance of the common areas of the Building and are not visible from the outside of the Building or from the common areas of the Building; (b) the Alterations are non-structural and do not impair the strength of the Building; (c) the Alterations are to the interior of the Premises and do not affect any part of the Building outside of the Premises;
(d) the Alterations do not affect the proper functioning of the mechanical, electrical, sanitary and other service systems of the Building, or increase the usage of such systems by Tenant; (e) before proceeding with any Alteration, Tenant shall submit to Landlord, for Landlord's approval, plans and specifications for the work to be done, and Tenant shall not proceed with such work until it obtains Landlord's approval, which shall not be unreasonably withheld; (f) Tenant shall pay to Landlord upon demand the reasonable direct, out-of-pocket costs and expenses actually incurred by Landlord in reviewing Tenant's plans and specifications and inspecting the Alterations to determine whether they are being performed in accordance with the approved plans and specifications and in compliance with law, including, without limitation, the fees of any architect, engineer or attorney employed by Landlord for such purpose; (g) before proceeding with any Alteration which is reasonably estimated to cost more than $10,000 (exclusive of the costs of items constituting Tenant's Property, as defined in Section 9.02), Tenant shall comply with the requirements of Section 8.04; N not less than 15 days, nor more than 20 days prior to commencement of the Alterations, Tenant shall notify Landlord of the work commencement date, in order that Landlord may post notices of nonresponsibility about the Premises; (i) Tenant shall obtain and maintain suchinsurance therefor as is acceptable to Landlord; and (j) Tenant shall fully and promptly comply with and observe the rules and regulations of Landlord then in force with respect to the making of Alterations.

8.02 PERFORMANCE. Tenant shall obtain all necessary governmental permits and certificates, at Tenant's sole cost and expense, for the commencement and prosecution of Alterations and for final approval of the Alterations upon completion. If Landlord does not perform the Alterations as contractor, Tenant shall retain at its sole expense a reputable contractor, selected from Landlord's list of acceptable contractors and then independently approved by Landlord for the specific Alterations, to perform the Alterations in compliance with the permits and certificates and applicable law. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the better of M the original installations of the Building, or (ii) the prevailing Building standards established by Landlord. Any Alterations in the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems of the Building shall be performed only by contractors designated by Landlord. Alterations shall be performed in a manner that does not interfere with, delay, or impose additional expense on Landlord in the construction, maintenance, repair or operation of the Building; and if any additional expense is incurred by Landlord as a result of Alterations, Tenant shall reimburse Landlord for the additional expense upon demand, as Additional Charges.

8.03 Liens. Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant. Landlord may require, at Landlord's sole option, that Tenant shall provide to Landlord, at sole option, that Tenant shall provide to Landlord, at Tenant's sole cost and expense, a lion and completion bond in an amount equal to one and one-half (11%) times the estimated cost of any improvement, additions, or alterations in the Premises which Tenant desires to make to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of the work.

8.04 Security for Performance. When required by Section 8.01 and/or Section 10.02, Tenant shall obtain and deliver to Landlord a performance bond and a labor and materials payment bond for the benefit of Landlord, issued by a corporate surety licensed to do business in California, each in an amount equal to 125 percent of the estimated cost of the Alterations and in form satisfactory to Landlord.

8.05 Miscellaneous. Landlord reserves the right to perform the Alterations as contractor. In that event, Tenant need not comply with Subsection 8.01 (g) and Landlord shall perform the Alterations for the price plus contractor's overhead and profit set forth in the contractor's bid which Tenant would have accepted, and Tenant shall pay to Landlord the amount of the Bid Price as and when the Bid Price is required to be paid under the bid. Any bid obtained by Tenant and the contractor making the bid shall satisfy the criteria specified in Section 8.02. Tenant agrees that the review and approval by Landlord of Tenant's plans and specifications for Alterations are solely for Landlord's benefit. Landlord shall have no duty toward Tenant, nor shall Landlord be deemed to have made any representation or warranty to Tenant with respect to the safety, adequacy, correctness, efficiency or compliance with law of the plans and specifications, the Alterations or their design, or any other matter regarding the Alterations.

ARTICLE 9
LANDLORD'S AND TENANT'S PROPERTY

9.01 Fixtures. All fixtures, equipment (other than communications and office equipment referred to in Section 9.02), improvements and appurtenances ("Fixtures") attached to or built into the Premises on or before the Rent Commencement Date or during the Lease Term, including Alterations, shall become and remain a part of the Premises and the property of Landlord, regardless of whether the Fixtures were installed by Tenant or at Tenant's expense, and shall not be removed by Tenant.

9.02 Tenant's Property. All communications and office equipment, whether or not attached to or built into the Premises, which are installed in the Premises by or for the account of Tenant, without expense to Landlord, and which can be removed without substantial damage to the Premises or the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant (or leased from any person except Landlord) and located in the Promises shall remain the property of Tenant ("Tenant's Property") and may be removed by Tenant at any time during the Lease Term if Tenant is not in default under this Lease at the time of removal. If any of Tenant's Property is installed, relocated, or removed, Tenant shall repair, at its sole expense, any damage to the Premises or to the Building resulting from the installation, relocation, or removal of Tenant's Property.

9.03 Removal at Termination. Prior to the expiration of the Lease Term, or immediately upon any earlier termination of the Lease, Tenant, at its expense, shall remove from the Premises all of Tenant's Property (except such items thereof which are the property of Landlord or as Landlord has expressly permitted to remain, which shall become the property of Landlord), and Tenant shall repair any damage to the Premises or the Building resulting from the installation, relocation, or removal of Tenant's Property.

9.04 Abandonment. Any personal property remaining on the Premises after Lease termination, shall be disposed of by Landlord in the manner prescribed in California Civil Code, Sections 1980-1991.

9.05 Taxes on Tenant's Property and Non-Standard Tenant Improvements.

     (a) Tenant's Property. At least 10 days prior to delinquency, Tenant shall pay all taxes levied or assessed upon Tenant's Property. If the assessed value of the Building, the Premises, or property of Landlord is increased by the inclusion of a value placed upon Tenant's Property, Tenant shall pay to Landlord, upon demand as Additional Charges, the taxes levied against Landlord on account of the included value of Tenant's Property.

     (b) Tenant's Work. Tenant shall pay to Landlord, upon demand, as Additional Charges, such portion of all real estate taxes levied or assessed against Landlord which are attributable to that portion of the value of tenant improvements installed in the Premises in excess of an amount equal to that of Building standard improvements.

For the purposes of calculating the amount payable by Tenant pursuant to this Subsection 9.05(b), the value of tenant improvements installed in the Premises shall be deemed to be equal to the cost of such tenant improvements, including any fees paid to Landlord in connection therewith, and including any Alterations whether or not performed pursuant to Section 8.01.

                                     ARTICLE 10
                              REPAIRS AND MAINTENANCE

10.01 Landlord's Obligations. Landlord shall keep and maintain the Building's exterior walls, glass, roof and foundation and the public portions of the Building and the Building systems and facilities serving the Premises and the Base Building Work (as defined in the Work Letter) located in the Premises and, if Tenant constructed the tenant improvements under the Work Letter, the improvements and fixtures described in Paragraphs 3.3, 3.4 and 3.5 of the Work Letter, in proper working order, condition and repair, unless provided otherwise herein. Landlord shall have no obligation, however, to perform any repairs unless Landlord has knowledge of the need for such repairs, describing the needed repairs in reasonable detail.

10.02 Tenant's Obligations. Tenant shall, at its sole cost and expense throughout the Lease Term, take good care of the Promises, the Fixtures and Tenant's Property except as provided otherwise in Sections 10.01 and 13.01. Tenant shall be responsible for all repairs, maintenance and replacement of doors, interior glass, and wall and floor coverings in the Premises and improvements in the Premises described as Tenant's Work in the Work Letter (excluding, if Tenant constructed the tenant improvements, the HVAC life safety system described in Paragraph 3.3, 3.4 and 3.5 of the Work Letter, and excluding the extent to which such responsibility is covered by insurance proceeds received by Landlord under policies held by Landlord in accordance with Section 7.02) and for the repair and maintenance of all water fountains, sinks and sanitary and electrical fixtures and equipment in the Premises. Tenant shall be responsible for all maintenance and repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, of the Premises, the Building and the Building's facilities and systems, made necessary, in whole or in part, by (a) the performance or existence of Tenant's Work (as defined in the Work Letter) or Alterations; (b) the installation, use or operation of Tenant's Property in the Premises, (c) the moving of Tenant's Property in or out of the Building, or (d) any act, omission, misuse or neglect by Tenant or its officers, partners, employees, agents, contractors or invitees. All Tenant repair work shall be subject to all of the provisions of Article 8 regarding Alterations. Landlord shall perform or cause to be performed, at Tenant's expense, any other repairs of the Building and its facilities and systems for which Tenant is responsible. Tenant shall reimburse Landlord on demand, as Additional Charges, for the costs of such repairs.

10.03 Exculpation of Landlord for Repairs. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant, and Tenant's covenants and obligations under this Lease shall not be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord making any maintenance, repairs, alterations, additions or improvements in or to any portion of the Building or the Premises or in or to the fixtures, equipment or appurtenances of the Building or the Premises, which Landlord is required or permitted to make by this Lease, or which are required by law, or which Landlord deems appropriate, excepting any direct (but not consequential) damages to the extent caused by the negligence or willful misconduct of Landlord or its employees. Landlord shall have the right to erect scaffolding and barricades in the Premises and the Building for the purposes of such repairs, provided that such structures do not unreasonably impair access to the Premises. Tenant waives any rights it may have under California Civil Code Sections 1941 and 1942, and any other provisions of law now or hereafter in force, regarding the duties of a lessor to repair leased premises or the rights of lessees to make repairs if the lessor fails to do

10.04 Notices. Tenant shall give prompt notice to Landlord of (a) any occurrence in or about the Premises for which Landlord might be liable, (b) any fire or other casualty in the Premises; (c) any damage to or defect in the Premises, including the Fixtures, for the repair of which Landlord might be responsible; and (d) any damage to or defect in any part or appurtenance of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in or passing through the Premises.

ARTICLE 11
UTILITIES AND SERVICES

11.01 Basic Utilities and SERVICES. Landlord shall furnish to the Premises during "Business Hours," which are the periods from 8 a.m. to 7 p.m. Monday through Friday and 8 a.m. to 2 p.m. Saturday, except for New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and such other holidays as are generally observed in the City of Santa Monica by the closing of businesses, and subject to the rules and regulations from time to time established by Landlord, (a) heating, air conditioning and ventilation in amounts reasonably required for the use and occupancy of the Premises; (b) freight and passenger elevator service; (c) electricity in amounts required for normal lighting by the Building's standard overhead fluorescent fixtures, and for an ordinary number of normal office machines; and (d) hot and cold water in amounts required for normal lavatory, coffee room and drinking purposes. Subject to the provisions of
Section 11.02 regarding charges for additional use, passenger elevator service, electricity and water will be available 24 hours a day, every day of the year. Landlord shall provide heating, air conditioning, ventilation, and freight elevator service at other than Business Hours by arrangement with Tenant, provided that Tenant is not then in default of this Lease and provided that Tenant pays Landlord's usual charges for such overtime use. Landlord shall provide janitorial service Monday through Friday, except for the holidays listed above, generally consistent with that furnished in other first-class office buildings in Santa Monica and window washing at intervals determined by Landlord. Tenant shall neither contract for nor employ any labor in connection with the maintenance, cleaning or other servicing of the Premises without the prior written consent of Landlord.

11.02 Additional Tenant Use. On the Rent Commencement Date, and from time to time thereafter, Landlord may impose a reasonable charge, as Additional Charges, and establish reasonable rules and regulations for (a) the use by Tenant of heating, air conditioning, ventilation, or freight elevators at any time other than during Business Hours; (b) the use by Tenant of heating, air conditioning, ventilation, water or electricity in amounts exceeding that to be provided under Section 11.01, and (c) the use of any additional or unusual janitorial or cleaning services required because of any non-building standard improvements in the Premises (including glass or fragile surfaces), the carelessness of Tenant, the nature of Tenant's business (including the operation of Tenant's business other than during Business Hours), or for the removal of any refuse and rubbish unusual in kind or amount. Tenant shall not install or operate machinery, appliances or equipment (including computers, electronic data and word processors, photocopiers, laser printers, and machines that require more than 110 volts) which would exceed the capacity of any mechanical electrical, sanitary, life safety, or other service system of the Building as determined by Landlord. Without the prior written consent of Landlord, which Landlord may refuse in its sole discretion, Tenant shall not install or operate any machinery, appliance, or equipment in the Premises which will in any way increase the demand for electricity beyond that usually supplied for use of the Premises as general office space, and shall not connect any apparatus, device, machinery, appliance, or equipment for the purpose of using electric current except through existing electrical outlets in the Premises. If Tenant consumes electricity in amounts exceeding that to be provided under Section 11.01, Landlord, or its electrical consultant, may install, at Tenant's expense, a meter to measure the electricity consumed on the Promises. Whether or not separately metered, Tenant shall pay Landlord (a Additional Charges) the cost of such excess electricity consumption, if any.

11.03 Temperature Maintenance. Landlord makes no representation with respect to the adequacy or fitness of the air-conditioning or ventilation equipment in the Building to maintain temperatures which may be required for, or because of, any condition other than normal office equipment, normal electrical loads, or normal occupancy of the Premises, and Landlord shall have no liability for loss or damage in connection therewith.

11.04 Exculpation of Landlord for Utilities. Landlord shall not be liable for any failure to furnish any services or utilities when such failure is caused by acts of God, war, civil disobedience, vandalism, accidents, breakage, repairs, strikes, lockouts, other labor disputes, alterations or improvements to the Premises or the Building, the inability to obtain an adequate supply of fuel, water, electricity, labor or other supplies, or for any other condition beyond Landlord's reasonable control, including, without limitation, any governmental energy conservation program, and Tenant shall not be entitled to any damages nor shall such failure abate or suspend Tenant's obligation to pay the Rents or constitute or be construed as a constructive or other eviction of Tenant. Neither Landlord's actions nor its failure to act shall entitle Tenant to any damages, abate or suspend Tenant's obligation to pay the Rents, or constitute or be construed as a constructive or other eviction of Tenant.

11.05 Security. Landlord shall institute reasonable security measures for the Building, but Landlord makes no warranty, representation, or guaranty that such measures will adequately protect persons or property from loss or injury.

11.06 Access. Landlord, the cleaning contractor and their employees shall have access to the Premises after 5:00 pm. and before 7:00 a.m. and shall have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises.

11.07 Directory Listing. Landlord, at Tenant's request, shall maintain listings of the name of Tenant (and the names of any of Tenant's officers and employees) on the Building directory located in the ground floor lobby, provided that the names so listed shall not use more than two lines of such directory for every 1,000 square feet of Rentable Area of the Premises (rounded to the nearest full line). The reasonable charge of Landlord for any changes in such listings shall be paid by Tenant to Landlord as Additional Charges.

                                     ARTICLE 12
                                 RIGHTS OF LANDLORD

12.01 Reservation from Promises. Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows and doors bounding the Promises, Landlord reserves from the Premises all of the Building, including, without limitation, the roof, exterior Buildings walls, core corridor walls and doors, any terraces or roofs adjacent to the Premises, the space between hung ceilings and the slab above and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric, telephonic or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair of the Premises or the Building. Landlord reserves the right, and Tenant shall permit Landlord, to install, erect, use and maintain pipes, ducts and conduits in and through the Premises; provided, that Landlord shall disguise, conceal or camouflage the pipes, ducts and conduits.

12.02 Entry By Landlord. Landlord and its agents shall have the right to enter or pass through the Premises at reasonable times (a) to examine the Premises and to show them to actual and prospective lenders, mortgagees, purchasers, and lessees of the Building and (b) to make repairs, alterations, additions and improvements in the Premises, the Building or Building facilities and equipment.

Any entry by Landlord shall be made on reasonable advance oral notice, except in emergency situations. In exercising its rights under this Section, Landlord shall take reasonable measures to avoid unnecessary interference with Tenant's use and occupancy of the Premises.

Landlord shall have a pass key to the Promises and shall be allowed to bring materials and equipment into the Premises as required in connection with repairs, alterations, additions and improvements, without any liability to Tenant and without any reduction of Tenant's covenants and obligations, and may do so (but shall not be obligated to do so) on an overtime basis.

12.03 Temporary Obstructions of Light or View; Closures. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, or if any part of the Building, other than the Premises, is temporarily or permanently closed or inoperable, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligation under this Lease.

12.04 Exhibiting the Promises. During a period of 18 months prior to the expiration of the lease Term, Landlord and its agents may exhibit the Premises to prospective tenants during normal business hours, on reasonable advance written or oral notice to Tenant.

12.05 Entry Prior to End of Term. If, during the last month of the Lease Term, Tenant has removed all or substantially all of Tenant's Property from the Premises, Landlord may, without notice to Tenant, immediately enter the Premises and alter, renovate and decorate the same, without liability to Tenant and without reducing or otherwise affecting Tenant's covenants and obligations hereunder.

12.06 Building Name and Address. Landlord reserves the right at any time, without notice or liability to Tenant, to change the Building's name or address.

12.07 Alterations of Building. Landlord reserves the right, at any time, without incurring any liability to Tenant therefor and without affecting or reducing any of Tenant's covenants and obligations hereunder, to make such changes, alterations, additions and improvements in or to the Building and its systems and equipment, as well as in or to street entrances, doors, halls, passages, elevators, escalators and stairways, and other public parts of the Building, as Landlord shall deem necessary or desirable. Landlord, however, shall not materially interfere with Tenant's use of the Premises.

12.08 Other Rights. The enumeration of rights of Landlord in this Article is not all-inclusive and shall not be construed to preclude or limit other rights reserved to Landlord by this Lease or by law.

                                     ARTICLE 13
                               DAMAGE OR DESTRUCTION

13.01 ABATEMENT. Except to the extent of Landlord's rights under Section 13.02, if the Premises are damaged by fire or other perils covered by extended coverage insurance, Landlord agrees to forthwith repair same to the extent of insurance proceeds actually received by Landlord, and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of the Basic Rent from the date of damage and while such repairs are being made, such proportionate reduction to be based upon the extent to which the damage and making of such repairs shall materially interfere with the conduct of Tenant's business within the Premises. If the damage is due to the fault or neglect of Tenant or any officer, agent, employee, invitee, or principal of Tenant, there shall be no such abatement. Tenant, for all purposes under this Lease, hereby waives the provisions of California Civil Code Section Section 1932 and 1933 and those of any law of similar import now or hereafter enacted.

13.02 Reconstruction. If the Premises are damaged by fire or other perils covered by fire and extended coverage insurance and such is not the result of the act or omission of Tenant or any officer, agent, employee, guest, invitee, or principal of Tenant, then Landlord shall forthwith repair the same, provided the extent of the destruction be less than ten percent (10%) of the then full replacement cost of the Premises. If such destruction of the Premises is to an extent of ten percent (10%) or more of the full replacement cost, then Landlord shall have the option: (a) to repair or restore such damage, in which case this Lease shall continue in full force and effect, but the Basic Rent shall be proportionately reduced as set forth in Section 13.01; or (b) to give notice to Tenant at any time within sixty (60) days after such damage, in which case this Lease shall terminate as of the date specified in such notice, which date shall be no more than thirty (30) days after the giving of such notice, and all interest of Tenant in the Premises shall terminate on said date, and all Rents shall be paid up to the date of said such termination.

                                     ARTICLE 14
                                   EMINENT DOMAIN

14.01 Taking. If more than twenty-five percent (25%) of the Premises is taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, within sixty (60) days after said taking, to terminate this Lease upon thirty
(30) days written notice. If any portion of the Premises is taken and neither party elects to terminate as herein provided, then the Basic Rent thereafter to be paid shall be equitably reduced. If any material part of the Building other than the Premises is taken or appropriated, then within sixty (60) days of said taking, Landlord may terminate this Lease upon written notice to Tenant. If any taking or appropriation whatsoever occurs, then Landlord shall be entitled to any and all awards and/or settlements which may be given, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or any portion of Tenant's leasehold estate.

                                     ARTICLE 15
                               SURRENDER OF PREMISES

15.01 Surrender. On the last day of the Lease Term, or upon any earlier termination of this Lease, or upon any reentry by Landlord upon the Premises, Tenant shall quit and surrender the Premises to Landlord "broom-clean" and in good order, condition and repair, ordinary wear and tear excepted and also excepting any damage or destruction caused by fire or other casualty which Tenant is not obligated by this Lease to repair. Upon expiration of the Lease Term or earlier termination of this Lease, all of Tenant's right, title and interest in the Premises or the Building, including any possessory interest, shall cease.

15.02. Acceptance of Surrender. Prior to expiration of the Lease Term or earlier termination of this Lease, no act or thing done by Landlord or its agents shall be deemed an acceptance of surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

15.03 No Merger. The surrender of this Lease by Tenant or the termination of this Lease prior to expiration of the Lease Term shall not constitute a merger, and, at the option of Landlord, shall operate as an assignment to Landlord of any subleases of the Premises.

15.04 No Holding Over. There shall be no holding over by Tenant after expiration of the Lease Term, and the failure by Tenant to deliver possession of the Premises to Landlord shall be an unlawful detainer.

                                     ARTICLE 16
                                 DEFAULT BY TENANT

16.01 Default. The occurrence of any of the following shall constitute a material default and breach of this lease by Tenant:

     (a)  Tenant's failure to pay Basic Rent or Additional Charges when due;

     (b) Tenant's failure to take possession of the Premises within 15 days after tendered by Landlord, or Tenant's abandonment or vacation of the Premises;

     (c) Tenant's failure to observe and perform any other provisions of this Lease to be observed or performed by Tenant, where such failure continues for 15 days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such failure is such that it cannot reasonably be cured within such 15-day period, Tenant shall not be deemed to be in default under this Subsection 16.01(c) if Tenant commences to cure such failure within that period and thereafter diligently proceeds to completion;

     (d) Tenant's making any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within 30 days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within 30 days.

     (e) Tenant's failure to observe or perform according to the provisions of Article 8 or Section 6.03 where such failure continues for more than 24 hours after notice from Landlord.;

     (f) The committing of waste on the Premises; or

     (g) The hypothecation or assignment of this Lease or subletting of the Premises, or attempts at such actions, in violation of Article 19.

     (h) Tenant's failure to supply any estoppel certificate required of Tenant under this Lease.

16.02 Termination of Lease. If any such default by Tenant occurs, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving Tenant a notice of termination. If Landlord so terminates this Lease, then Landlord may recover from Tenant:

     (a) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

     (b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

     (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the terms after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

     (d) Any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; plus

     (e) Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

As used in subparagraphs (a) and (b) above, the "worth at the time of award" is computed by allowing interest from the date of termination until the time of award at the maximum rate allowable under state or federal law, or, if no such maximum rate applies, at the rate of 18 percent per annum. As used in subparagraph (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent 0 %).

16.03 Reentry by Landlord. If any such default by Tenant occurs, Landlord shall also have the right, with or without terminating this Lease, to reenter the Premises and remove all persons and property; the removed property may be stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

16.04 Election to Terminate. No reentry or taking possession of the Premises by Landlord pursuant to Section 16.03 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

16.05 Redemption Rights. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, hereby waives and surrenders all right and privilege which it might have, under any law, to redeem the Premises or to have a continuance of this Lease after being dispossessed or ejected from the Premises by process of law or under the terms of this Lease or after the termination of this Lease.

16.06 Application of Rent Payments. Tenant waives all rights that it may have under present or future law to designate the items to which any payments made by Tenant are to be credited. Tenant agrees that Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of any designation or request by Tenant as to the items to which such payments should be credited.

16.07 Counterclaims. Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Premises except those that would be waived by law due to Tenant's failure so to interpose. Tenant may assert any counterclaim in a separate action or proceeding.

16.08 Performance by Landlord. If Tenant shall default in the performance of any of Tenant's obligations under this Lease, and the default continues for 15 days after Landlord gives Tenant notice of the default, and Tenant has not commenced diligently to cure such default, Landlord, without thereby waiving or curing such default, may (but shall not be obligated to) perform the defaulted obligation for the account and at the expense of Tenant. Landlord may perform Tenant's defaulted obligation without notice in a case of emergency, also at Tenant's sole cost and expense.

16.09 Attorneys Fees. If Landlord commences action against Tenant to enforce any of the terms hereof, or because of the breach by Tenant of any of the terms hereof, or for the recoverey of any rent due hereunder, or for the unlawful cletainer of said Premises, Tenant shall pay to Landlord reasonable attorneys fees and expenses, and the right to such attorneys fees and expenses shall be enforceable whether or not such action is prosecuted to judgment. If Tenant breaches any term of this Lease, Landlord may employ an attorney, or attorneys, to protect Landlords rights hereunder, and in the event of such employment following any breach by Tenant, Tenant shall pay Landlord's reasonable attorneys fees and expenses incurred by Landlord, whether or not an action is actually commenced against Tenant by reason of said breach.

16.10 Post-Judgment Interest. The amount of any judgment obtained by Landlord against Tenant in any legal proceeding arising out of a default by Tenant under this Lease shall bear interest until paid at the maximum rate allowed by law, or, if no such maximum rate prevails, at the rate of 18 percent per annum. Notwithstanding California Civil Code S 3287 to the contrary, if any damages were certain or ascertainable by calculation, then such interest shall accrue from the day that the right to such damages vested in Landlord, and if any claim is unliquiclated, such interest shall accrue from the day such claim arose.

16.11 No Waivers. The failure of Landlord to insist in any one or more instances, upon the strict performance by Tenant of any of Tenant's obligations under this Lease, or to exercise any right or remedy given Landlord upon a default by Tenant, shall not be construed as a waiver or relinquishment for the future, and the obligations of Tenant and Landlord's rights and remedies upon a default shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Rents with knowledge of a breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

16.12 Remedies Not Exclusive. The rights and remedies provided to Landlord in this Article are not exclusive, and Landlord may exercise any other right or remedy it may have pursuant to this Lease, at law or in equity.

16.13 Quarterly Payments. Landlord reserves the right to collect, quarterly in advance, any and all amounts owed by Tenant under this Lease after Tenant has defaulted hereunder, as defined in this Article and notwithstanding the subsequent cure of any or all of such defaults, three or more times in any consecutive twelve month period.

Tenant shall begin such payments on the first day of the calendar month immediately following notice from Landlord of the exercise of such right. Tenant shall pay all intraquarterly upward adjustments within ten days of notice of same from Landlord, and Landlord shall credit Tenant's next quarterly payment with all intra-quarterly downward adjustments. Such right may be exercised by Landlord in Landlord's absolute discretion, and shall not be construed as an obligation of Landlord.

                                     ARTICLE 17
                            SUBORDINATION AND ATTORNMENT

17.01 OPERATION. Upon request of Landlord, Tenant shall subordinate, in writing, its rights hereunder to the lien of any mortgage or deed of trust, given to any person, now or hereafter in force against the Building or the Premises, and to all advances made or hereafter to be made upon the security thereof. If any proceedings are brought for foreclosure, or if the power of sale under any mortgage or deed of trust made by Landlord covering the Building or the Premises is exercised, then Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease. So long as Tenant is not in default hereunder, however, this Lease shall remain in full force and effect for the full term hereof.

                                     ARTICLE 18
                      QUIET ENJOYMENT, NO SMOKING & FIRE RULES

18.01 Quiet Enjoyment. So long as Tenant timely pays all the Rents and performs all of Tenant's other obligations hereunder within the time periods permitted under this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Premises during the Lease Term without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease and to any mortgages. This covenant is a covenant running with the land, and is not a personal covenant of Landlord.

18.02 No Smoking. Tenant acknowledges, agrees and covenants that the Premises, the total building in which the Premises is a part, all common areas, parking areas, and areas of ingress and egress, are non smoking. The failure by Tenant, Tenant employees, agents and guests, to observe this non-smoking prohibition shall be deemed in material breach of this Lease.

18.03 Fire Regulations. Tenant, Tenant's employees, agents and guests, must cooperate and conform with all fire regulations promulgated by pertinent government agencies and Landlord. Any failure to observe fire rules and regulations, including, but not limited to, fire drills, suite coordinators, and appointment of fire monitors appointed by Tenant, shall be deemed to be a material breach of this lease.

                                     ARTICLE 19
                             ASSIGNMENTS AND SUBLEASES

19.01 Consent. Tenant shall not assign or sublease the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, except that Landlord shall have the unlettered right to withhold such approval of any proposed assignee or sublessee (the "Proposed Assignee"), (a) on the basis of the Proposed Assignee's character and/or reputation, (b) if the Proposed Assignee has negotiated with Landlord or Landlord's agent for a tenancy in the Building within the previous six months, (c) if the Proposed Assignee (or an affiliate thereof) is then a tenant of the Building, or (d) if the Proposed Assignee's proposed use of the Premises is not consistent with the Permitted Use. Landlord reserves the right to collect rent directly from the Proposed Assignee, and such collection shall not waive any obligation of Tenant under this Lease. No assignment or sublease of this Lease shall serve to release Tenant from any obligation under this Lease.

19.02 Offer to Landlord. Notwithstanding Section 19.01 to the contrary, if Tenant desires to assign or sublease the Premises, Tenant shall first offer the Premises to Landlord under terms and conditions at least as favorable to Landlord as those that would be offered to the Proposed Assignee. Landlord shall have not less than 60 days in which to accept said offer. If Landlord accepts said offer, Landlord and Tenant shall promptly execute documentation, acceptable to Landlord, to effect an assi gnment/subl ease of the Premises to Landlord under said terms and conditions.

If Landlord does not accept said offer, then Tenant shall have the rights described in Section 19.01. Any proposal made to a Proposed Assignee that is
(a) materially more favorable to the Proposed Assignee than that offered Landlord, or (b) that is accepted by the Proposed Assignee more than 60 days after the earlier of (i) Landlord's rejection of the offer to Landlord, and
(ii) Landlord's 60-day acceptance period described above, (c) shall be null and void and shall require a new offer to Landlord under the terms set forth in this Section 19.02.

19.03 Constructive Assignment. Any dissolution of Tenant, and any transaction or group of transactions that causes one or more persons, not previously controlling Tenant, to control Tenant (either alone or with other controlling persons), is hereby deemed to be an assignment of this Lease and shall be subject to the terms of this Article 19. In the case of a partnership, controlling persons are deemed to be each general partner thereof, and in the case of a corporation, controlling persons are deemed to be each SHAREHOLDER OF the corporation owning shares sufficient in number to impose said shareholder's will over that of one or more other shareholders of the corporation.

                                     ARTICLE 20
                                      NOTICES

20.01 NOTICES. ALL notices and demands which may or are to be required or permitted to be given by either party to the other hereunder shall be in writing. All notices and demands shall be sufficient if sent by United States Mail, postage prepaid, addressed to the party to be notified at its address at the Building (except that prior to the Rent Commencement Date, Tenant's address for such purposes shall be as set forth in Section 1.11), or to such other person or place as such party may from time to time designate by notice to the other.

                                     ARTICLE 21
                               ESTOPPEL CERTIFICATES

21.01 Estoppel Certificates. Within 10 days after a request by Landlord or Tenant, the other party shall execute an estoppel certificate, in form satisfactory to the requesting party, and shall deliver such certificate to whom the requesting party or any mortgagee shall direct, which (a) certifies that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications); (b) states the Expiration Date and that there are no agreements to extend or renew the Lease Term or to permit any holding over (or if there are any such agreements, describes them and specifies the periods of extension or renewal); (c) certifies the dates through which Rents have been paid; (d) states whether or not, to the knowledge and belief of the certifying party, the requesting party is in default in performance of any of its obligations under this Lease, and specifies each default of which it has knowledge; (a) states whether or not, to the knowledge and belief of Tenant, any event has occurred which, with the giving of notice or passage of time, or both, would constitute a default by Landlord and, if such an event has occurred, specifies each such event; (f) states whether Tenant is entitled to any credits, offsets, defenses or deductions against payment of Rents, and, if so, describes them; and (g) states such other information as Landlord and/or a mortgagee shall reasonably request.

                                     ARTICLE 22
                               RELOCATION OF PREMISES

22.01 Building Planning. If Landlord requires the Premises for use in conjunction with another suite or for any other reasons connected with the Building planning program, Landlord, upon notifying Tenant in writing, shall have the right to move Tenant to another space in the Building, at Landlord's sole cost and expense, and the terms and conditions of this Lease shall remain in full force and effect, except that the Premises shall be in a new location. If the new space does not meet with Tenant's reasonable approval, however, Tenant may cancel this Lease upon giving Landlord thirty (30) days' notice within ten (10) days after receipt of Landlord's notification. If Tenant refuses to permit Landlord to so move Tenant to such new location, then Landlord shall have the right to cancel and terminate this Lease effective immediately.

                                     ARTICLE 23
                                       BROKER

23.01 Broker. Tenant covenants, warrants and represents that no broker except Tenant's broker was instrumental in bringing about or consummating this Lease and that Tenant had no conversations or negotiations with any broker except Tenant's Broker concerning the leasing of the Premises. Tenant agrees to indemnify, defend and hold Landlord harmless against and from any claims for any brokerage commissions or finder's fees by persons other than Tenant's Broker, and all costs, expenses and liabilities incurred in connection with such claims, including attorneys' fees.

                                     ARTICLE 24
                          EXCULPATION AND INDEMNIFICATION

24.01 Exculpation. Neither Landlord, nor Landlord's Affiliates, nor any partner, director, officer, agent or employee of Landlord or Landlord's Affiliates, nor mortgagee or any director, officer, other agent or employee of such mortgagee, shall be liable to Tenant or its partners, directors, officers, contractors, agents, employees, invitees, sublessees or licensees (collectively, "Tenant's Agents"), for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, except to the extent caused by or resulting from the negligence or willful misconduct of Landlord or its employees in the operation or maintenance of the Premises or the Building.

Further, neither Landlord, nor Landlord's Affiliates, nor any partner, director, officer, agent or employee of Landlord or Landlord's Affiliates, nor mortgagee or any director, officer, other agent or employee of such mortgagee, shall be liable (a) for any such damage caused by other lessees or persons in or about the Building, or caused by operations in construction of any private, public or quasi-public work, or (b) for consequential damages arising out of any loss of the use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant.

24.02 Indemnity. Tenant shall defend, indemnify and hold harmless Landlord, Landlord's Affiliates, all mortgagees, and its and their respective partners, directors, officers, agents and employees from and against any and all direct and/or consequential claims, demands, liability, loss, damage, costs and expenses arising from or in connection with: (a) the conduct or management of the Promises or of Tenant's business therein, or any work or act whatsoever done, or any condition created by Tenant or Tenant's Agents in or about the Premises or the Building during the Lease Term or during the period of time, if any, prior to the Rent Commencement Date that Tenant may have been given access to the Premises; (b) any act, omission or negligence of Tenant or Tenant's Agents; (c) any accident, injury or damage whatsoever (except to the extent caused by Landlord's negligence or willful misconduct) occurring in or about the Premises; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; together with all costs, expenses and liabilities incurred in connection with each claim, action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses. Upon Landlord's demand before or after the expiration or earlier termination of the Lease term, Tenant shall perform such acts, and shall execute such agreements, as are reasonably necessary to assure Landlord (and such other persons as Landlord deems necessary) of Tenant's obligation to abide by the provisions of this Section 24.02 and Article 15. If an action or proceeding is brought against any of the persons indemnified under this Section for a matter covered by this indemnity, Tenant, upon notice from the indemnified person, shall defend such action or proceeding by counsel reasonably satisfactory to Landlord and the indemnified person.

24.03 Satisfaction of Remedies. Neither Landlord, nor Landlord's Affiliates, nor any successor to Landlord's interest, including any Successor Landlord, shall be personally liable for the performance of Landlord's obligations under this Lease, Tenant shall look only to Landlord's estate and property in the Land and the Building (or the proceeds thereof), and to no other property or assets of Landlord or Landlord's Affiliates, for the satisfaction of Tenant's remedies under this Lease, or for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord or Landlord's Affiliates. The covenants and agreements contained in this Section

24.03 shall be enforceable by Landlord, Landlord's Affiliates, and its and their respective successors and assigns.

24.04 Transfers of Landlord's Interest. The covenants and agreements of Landlord under this Lease shall not be binding on any person at any time holding the interest of Landlord (including the original named Landlord) subsequent to the transfer of that person's interest in the Building. In the event of such a transfer, the covenants and agreements of Landlord shall thereafter be binding upon the transferee of Landlord's interest. If Landlord's interest in the Building or the Land shall be sold, assigned or otherwise transferred to any person, including any transfer upon the exercise of any remedy provided in a mortgage or at law or equity, that person, and each person thereafter succeeding to its interest in the Building or the Land, shall not be (a) liable for any act or omission of Landlord under this Lease occurring prior to such sale, assignment or other transfer; (b) subject to any offset, defense or counterclaim accruing prior to such sale, assignment or other transfer; (c) bound by any payment prior to such sale, assignment or other transfer of Basic Rent or Additional Security Charges for more than one month in advance; and (d) liable for the return of the Security Deposit except to the extent that the Security Deposit has been paid over to such person.

                                     ARTICLE 25
                                      PARKING

25.01 Tenant's Parking. Tenant shall have the right to use Tenant's Parking for the unreserved and unassigned parking of standard size or smaller automobiles used by Tenant, its officers and employees. Such right is subject to (a) Tenant's notice to Landlord on or before the first anniversary of the Rent Adjustment Date, of Tenant's election to so use a number of parking spaces up to that amount allotted to Tenant in Section 1.09, and (b) Tenant's timely payment to Landlord or the operator of the Building parking garage of the prevailing fee for parking charged to lessees and occupants of the Building. To the extent that Tenant fails to so elect or to so pay, Landlord shall not be obligated to allot parking spaces to Tenant as Tenant's Parking. Landlord may designate the location of Tenant's Parking, and may from time to time relocate all or any portion of Tenant's Parking. The use of Tenant's Parking shall be governed by the rules and regulations adopted from time to time by Landlord or the operator of the parking garage. Tenant's business visitors shall have the right to park in the parking garage only to the extent that parking space is available and subject to the payment of the prevailing fee for parking charged to visitors to the Building.

                                     ARTICLE 26
                                   MISCELLANEOUS

26.01 Memorandum of Lease. Tenant shall not record this Lease. At the request of Landlord, however, Tenant shall promptly execute, acknowledge and deliver to Landlord a memorandum of lease with respect to this Lease sufficient for recording.

26.02 Entire Agreement. This Lease contains all of the agreements and understandings related to the leasing of the Premises and the respective obligations of Landlord and Tenant in connection therewith. Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except those that are expressly set forth in this Lease, including any riders and all exhibits hereto. All prior agreements and understandings between the parties have merged into this Lease, which alone fully and completely expresses the agreement of the parties.

26.03 Amendments. No agreement shall be effective to amend, change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this lease and is signed by Landlord and Tenant. Material modifications to this Lease must also be approved by any mortgagee who has such right under its mortgage.

26.04 Successors. Except as otherwise expressly provided herein, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto; provided, however, that no assignment, sublease or other transfer in violation of the provisions of Article 19 shall operate to vest any rights in any putative assignee, sublessee or transferee of Tenant.

26.05 Force Majeure. Neither Landlord nor Tenant shall have any liability whatsoever to the other on account of (a) the inability to fulfill, or delay in fulfilling, any of its obligations under this Lease by reason of war, civil disobedience, strike, other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar to the above, beyond its reasonable control; or (b) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others furnishing the Building with electricity or water, or for any other reason, whether similar or dissimilar to the above, beyond Landlord's reasonable control. If this Lease specifies a time period for performance of an obligation, that time period shall be extended by the period of any delay in such performance caused by any of the events of force majeure described above.

26.06 Holding Over. If Tenant remains in possession of the Premises after the expiration of the original lease term or any extensions thereof, such continued possession shall create a tenancy from month-to-month, at a monthly rental of 150 percent times the last month's rent paid during the lease term or any extension of the lease term, and upon the same terms and conditions contained herein insofar as applicable.

26.07. Excavations. If an excavation is made upon land adjacent to or under the Building, or is authorized to be made, then, at the request of Landlord, Tenant shall afford persons performing the excavation and shoring license to enter the Premises for the purpose of doing such work as those persons may deem necessary or desirable to preserve and protect the Building from injury or damage and to support the Building. Tenant shall have no claim for damages or liability against Landlord or such persons, and Tenant's obligations under this Lease shall not be reduced or otherwise affected.

26.08. Definitions. For the purposes of this Lease, the following terms shall have the following meanings.

     (a) Including. "Including" and "include" shall be interpreted in the merely descriptive and non-exclusive sense unless the contrary is explicitly set forth thereat.

     (b) Landlord. "Landlord" shall mean the Landlord herein named or any successor in interest, but only for the time that any such person owns the Building or a lease of the Building in accordance with and subject to the provisions of Section 24.04.

     (c) Landlord's Affiliates. "Landlord's Affiliates" shall mean NONE.

     (d) Laws. "Laws", "provisions of law," and words of similar import shall mean laws, statutes, ordinances, building and fire codes, rules, regulations, judgments, rulings, decrees, orders and directive of any or all of the federal, state, county and city governments and all departments, subdivisions, bureaus, courts, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Building or the Premises, and the direction of any public officer pursuant to law, whether now or hereafter in force.

References to specific statutes include successor statutes of similar purpose and import.

     (e) Mortgage. "Mortgage" shall include a mortgage, a dead to secure debt, or a deed of trust, and "holder of a mortgage" or "Mortgagee" or words of similar import shall include a mortgagee of a mortgage, a grantee of a deed to secure debt, or a beneficiary of a deed of trust.

     (f) Person. "Person" shall mean any natural person or persons, a partnership, a corporation, and any other form of business or legal association or entity.

     (g) Tenant. "Tenant" shall mean the Tenant herein named or any assignee or other successor in interest (immediate or remote) of the Tenant herein named, who at the time in question is the owner of the Tenant's estate and interest granted by this Lease; but the foregoing shall not be construed to permit any sublease or assignment of this Lease in violation of Article 19, or to relieve the Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of the Tenant herein named from the full and prompt payment, performance and observance of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this Lease. The Tenant herein named and all assignees and other successors in interest shall remain liable for all such covenants, obligations and conditions as principals and not as guarantors.

26.09 Light and Air. No diminution or shutting off of light, air or view by any structure that may be erected on lands in the vicinity of the Building shall in any manner affect this Lease or the obligation of Tenant hereunder, or impose any liability on Landlord.

26.10 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of California.

26.11 Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected, and said provision and the application of said provision to other persons or circumstances shall be enforced to the greatest extent permitted by law.

26.12 Captions. The captions, headings and title of this Lease, along with tables of contents or indexes of defined terms, if any, are solely for convenience of reference and shall not affect the interpretation of this Lease.

26.13 Presumptions. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party drafting a document. It shall be construed neither for nor against Landlord or Tenant, but shall be given a reasonable interpretation in accordance with the plan meaning of its terms and the intent of the parties.

26.14 Independent Covenants. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

26.15 Number and Gender. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

26.16 Time is of the Essence. Time is of the essence of this Lease and of each provision hereof in which a time of performance is established.

26.17 Joint and Several Liability. If, at any time during the Lease Term, Tenant comprises more than one person, all such persons shall be jointly and severally liable for payment of Rents and for performance of every obligation of Tenant under this Lease.

26.18 Exhibits. All exhibits and any riders appended to this Lease are incorporated herein and by this reference made a part hereof.

26.19 Submission of Lease. The submission of this Lease to Tenant or its broker, agent or attorney for review or signature does not constitute an offer to Tenant to lease the Premises or the granting of an option to do so. This instrument shall have no binding force or effect until its execution and delivery by both Landlord and Tenant.

26.20 Labor Harmony. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building.

26.21 Rules and Regulations. Tenant shall observe and comply with the Rules and Regulations for the Building set forth in Exhibit D hereto, and any reasonable amendments and additions thereto as Landlord may adopt from time to time for the management, safety, security, care, cleanliness and good order of the Building (the "Rules and Regulations"). Landlord shall not be responsible or liable to Tenant for violations of the Rules and Regulations by other lessees and occupants of the Building.

26.22 Insolvency. At any time during the Lease Term that (a) Landlord reasonably believes that Tenant is insolvent, is not generally discharging its liabilities as they become due, or is (or will be) otherwise unable to pay the full amount of Rents as said Rents become due hereunder, and (b) Tenant (i) is not obligated to pay the full amount of Basic Rent as set forth in Section 3.01, which lack of obligation is permitted by an abatement clause of this Lease or other agreement between Landlord and Tenant, and/or (ii) is entitled to the benefit of an allowance from Landlord for the purpose of constructing tenant improvements in the Premises, then Landlord may, but is not obligated to, (c) terminate this Lease upon thirty days' notice thereof to Tenant, (d) demand, by notice thereof to Tenant, that Tenant pay the full amount of Basic Rent as provided in this Lease irrespective of any abatement clause hereof or other agreement between Landlord and Tenant, (a) terminate, by notice thereof to Tenant, the continued and future benefit to Tenant of any allowance for the construction of tenant improvements in the Premises, thereby obligating Tenant to complete said improvements at its sole cost and expense, or (f) exercise any combination of the rights permitted to Landlord in this SECTION 26.22 as may be appropriate under the circumstances. Notwithstanding the foregoing (except if Landlord terminates this Lease pursuant thereto), if Landlord exercises any of the rights permitted to it in this Section 26.22 and Tenant thereafter fully performs all of its obligations under this Lease (as modified by the exercise of such rights) throughout the twelve months following Landlord's exercise of such rights, then Landlord shall refund to Tenant the benefit that would have inured to Tenant but for this SECTION 26.22. Such refund shall be made over a period of time equivalent in length to that over which Tenant would have received such benefit but for this SECTION 26.22, and shall be equal to the dollar amount of such benefit without regard for interest or the time-value of money.

26.24 All Monetary Obligations are Rent. All monetary obligations of Tenant to Landlord under the terms of Lease are deemed to be rent.

                                     ARTICLE 27
                                       RIDER

27.01 RIDER TO LEASE. This lease is modified and amended by the terms of the Rider attached hereto. If the printed terms of the Rider conflict with the printed terms of this Lease, the printed terms of the Rider shall prevail.

Typewritten and handwritten modifications and amendments to the Rider and to this Lease, shall prevail in any conflict with printed terms, whether in the Rider or in this Lease.

By :

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the date first above written.

TENANT:

ULTIMATE SPORTS, INC.



By:


By:


DATED:

LANDLORD:

DGL ASSOCIATES

By:

DATED:

,




                        RIDER TO STANDARD FORM OFFICE LEASE

                                    Between

                                  DGL ASSOCIATES,
                                    as Landlord

                                        and

                           ULTIMATE SPORTS, INCORPORATED
                                     AS TENANT

                                     ARTICLE 28

                                      OPTIONS

     28.1 Option to Extend. Landlord hereby grants to Tenant ONE (1) option (the Renewal Option(s)") to extend the Lease Term for a period of THREE (3) years (the "option term") commencing upon the expiration of the Initial Term, upon each and all of the following terms and conditions:

        (a) Tenant must give to Landlord and Landlord must have received written notice of the exercise of the Renewal Option no earlier than 15 months and no later than 1 2 months prior to the end of the Initial Term, time being of the essence. If timely notification of the exercise of the Renewal Option is not so given and received, the Renewal Option shall automatically expire.

        (b) All of the terms and conditions of this Lease, except as specifically modified herein and not including the Renewal Option or Exhibit C, shall apply during the option term.

        (c) The provisions of Section 28.2 are conditions of the Renewal
Option.

        (d) Basic Rent during the option term shall equal the then-prevailing effective rental rate in the Building, calculated on a rentable square-foot basis and then applied to the Rentable Area of the Premises.

        (e) As a further condition to Tenant's exercise of the Renewal Option, on the 120th day prior to the commencement of the option term Tenant shall provide Landlord with a copy of Tenant's financial statements for Tenant's most recently ended fiscal quarter and two most recently-ended fiscal years.

28.2 Conditions to Option(s).

        (a) The Renewal Option is not assignable separate and apart from this Lease, nor may it be separated from this Lease in any manner, either by reservation or otherwise. In the event this Lease has been assigned and the Renewal Option is exercised (whether exercise occurs before or after such assignment and regardless of any subsequent assignment or assignments), the originally herein-named Tenant, in addition to its assignee and any subsequent assignee(s), shall be liable hereon throughout the option term.

        (b) Tenant shall have no right to exercise the Renewal Option W during the time commencing from the date Landlord gives to Tenant a notice of default pursuant to Article 16 and continuing until the non-compliance alleged in said notice of default is cured (but only if such default is susceptible to being cured and such cure is accomplished prior to the expiration of the applicable grace period, if any), or (ii) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and remains unpaid (without any necessity for notice thereof to Tenant) and continuing until the obligation is paid, or (iii) if Tenant has committed any non-curable breach of this Lease or is otherwise in default of this Lease, or Ov) if this Lease has been terminated.

        (c) The period of time within which the Renewal Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise such right because of the provisions of the foregoing subsection 28.2(b).

        (d) At Landlord's sole election, the Renewal Option shall terminate and be of no further force or effect, notwithstanding Tenant's due and timely exercise thereof, if, after such exercise but prior to the commencement of the option term (i) Tenant is in default of any of the terms, covenants or conditions of this Lease beyond the applicable grace period, if any, to cure such default, or (ii) this Lease has been terminated.

     28.3 EFFECTIVE RENTAL RATE. As used above, the phrase "then-prevailing effective rental rate of the Buildings means the rental amount determined as follows:

Landlord shall notify Tenant, at least ninety days prior to commencement of the option term if Tenant has timely exercised the Renewal Option, of the amount Landlord believes to be the fair market rental rate for Basic Rent for new leases of similar duration and of similar premises in the Building. If Tenant does not dispute Landlord's determination within ten days after Landlord's notice, the amount set forth in Landlord's notice shall constitute the then-prevailing effective rental rate of the Building. If Tenant disputes such determination, and Landlord and Tenant are unable to agree upon the fair market rental within ten days after Tenant notifies Landlord that Tenant disputes Landlord's determination of fair market rental, then within an additional ten days Landlord and Tenant shall each select an MAI appraiser w ith at least ten years experience appraising office buildings in the West Los Angeles-Santa Monica area, and within ten business days after both appraisers have been so selected, each shall submit to the other his or her estimate of the Premises' fair market monthly rental, on the basis of the foregoing and the following criteria; if either appraiser fails to timely submit his or her estimate, such estimate shall be disregarded and the one timely estimate shall alone constitute the then-prevailing effective rental rate of the Building. If each appraiser provides a timely estimate and the higher of the two is within 5% of the lower, the two shall be averaged, and such average shall be the then-prevailing effective rental rate of the Building. If the two estimates are not so within 5%, the two appraisers shall within an additional ten business days select a third qualified appraiser, who shall submit his or her estimate to the other two appraisers within ten business days after he or she is selected, and the two closest estimates shall be averaged, and such average shall be the then-prevailing effective rental rate of the Building. If either party fails timely to select its appraiser as provided above the other party's appraiser alone shall determine the then-prevailing effective rental rate of the Building. If the two appraisers selected by Landlord and Tenant are unable to timely agree upon a third appraiser, or if the third appraiser fails to timely submit his or her estimate, the third appraiser (or a replacement therefor in the event the third appraiser selected by the first two has failed to timely submit his or her estimate) shall be selected by the American Arbitration Association. Each party shall pay the fees and costs of its appraiser and 50% of the fees and costs of the third appraiser (if one is required) and the costs of the American Arbitration Association. In determining the then-prevailing effective rental rate, Landlord and Tenant, and all appraisers, if any are needed, shall look to the net effective rent and parking charges payable on leases in buildings of comparable size, quality and location, with due regard to customary periodic rent and parking charge INCREASES, AND RENT concessions, and to the then-prevailing base year or other method of calculating and charging for Costs of Operation, but valuing the existing improvements, if any, in the subject space on the basis of renting to a tenant for whom said improvements are acceptable as adequate; no deduction shall be made for customary or other broker's fees or similar expense which may be saved, or for tenant improvement allowances and/or tenant improvement construction time which may be saved.

29.0 Monthly Rent

     May 15, 1999   May 31, 1999   $1,237.00
     June 1, 1999   May 31, 2000   $2,255-00
     June 1, 2000   May 31, 2001   $2,323.00
     June 1, 2001   May 31, 2002   $2,393.00

30.0 Security Deposit

        If Tenant has not been in default, Landlord will refund one months security deposit the thirteenth (13) month and one months security deposit the twenty-fifth (25) month of the term.

31.0 Condition of Acceptance

Tenant accepts the premises in its current "As-is / Where is" condition.

                                     EXHIBIT B

                          MEMORANDUM OF LEASE COMMENCEMENT

     This Memorandum of Lease Commencement is made as of MAY 5, 1999 BY DGL ASSOCIATES ("Landlord"), having an office at 2444 Wilshire Blvd., Ste. 600, Santa Monica, CA 90403 and ULTIMATE SPORTS, INC. ("Tenant"), having an office at 2444 WILSHIRE BOULEVARD, SUITE 414, SANTA MONICA, CALIFORNIA 90403 Landlord and Tenant agree to and acknowledge the following matters:

     1. Landlord and Tenant have entered into a lease dated as of MAY 5, 1999 (the "Lease"), covering office space KNOWN AS SUITE 414, located at 2444 WILSHIRE BOULEVARD, SANTA MONICA, CA 90403, as more particularly described in the lease.

     2. All terms defined in the lease shall have the same meaning when used in this Memorandum of Lease Commencement.

     3. The Rent Commencement Date of the Lease is MAY 15, 1999 and the Expiration Date of the Lease is MAY 31, 2002.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Lease Commencement as of the day and year first above written.

TENANT:

ULTIMATE SPORTS, INC.

By: /s/Paul Fairchild
Its:

By: CFO
Its:

LANDLORD:

DGL ASSOCIATES

By: /s/

Its: General Manager


                                    EXHIBIT C

Tenant accepts the Premises in its current "As is / Where is" condition.

Any and all improvements will be at Tenants sole cost and expense.

                                    EXHIBIT D

                               RULES AND REGULATIONS

     These Rules and Regulations are attached to and form a part of the Lease dated MAY 5, 1999 between DGL ASSOCIATES as Landlord and ULTIMATE SPORTS, INC. as Tenant.

     1. The rights of each tenant in entrances, corridors, parking ramps and areas, elevators and other public areas servicing the Building are limited to ingress to and egress from such tenant's premises for the tenant and its employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the entrances, corridors, elevators and other facilities of the Building by any other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, entrances, corridors, doorways, elevators, fire exits or obstruction of any of the sidewalks, entrances corridors, doorways, elevators, fire exits or stairways of the Building.

Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it in its reasonable judgment deems best for the benefit of the tenants generally. No tenant and no invitees or employees of tenant shall be allowed on the roof of the Building.

     2. Landlord may refuse admission to the Building during the days and hours specified in Rule 30 to any person not known to the watchman in charge or not having a pass issued by Landlord or the tenant whose premises are to be entered or not otherwise properly identified, and Landlord may require all persons admitted to or leaving the Building outside of Business Hours on Business Days to provide appropriate identification and to register. Tenant shall be responsible for all persons for whom it issues any such pass and -shall be liable to Landlord for all acts or omissions of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, or its representatives, be prejudicial to the safety, character or reputation of the Building or its tenants may be denied access to the Building or may be ejected therefrom. during any invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building by closing the doors or otherwise for the safety of the tenants and protection of property in the Building.

     3. Tenants shall obtain ice, drinking water, food, beverage, linen, barbering, shoe-polishing, floor-polishing, cleaning, janitorial, plant-care or other similar services only from vendors who have registered with the Building office and who have been reasonably approved by Landlord for provision of such services in the Building.

     4. No awnings or other projections shall be attached to the outside walls of the Building.

No curtains, blinds, shades or screens which are different from the standards adopted by Landlord for the Building shall be attached to or hung in, or used in connection with, any exterior window or door of the premises of any tenant without the prior written consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner approved by Landlord.

     5. No lettering, sign, advertisement, notice or object shall be displayed in or on the exterior windows or doors, or on the outside of any tenant's premises, or at any point inside any tenant's premises where the same might be visible outside of such premises, without the prior written consent of Landlord, which consent may be withheld in the sole and absolute discretion of Landlord.

Interior signs, elevator cab designations and lettering on doors or the Building directory shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of size, color and style acceptable to Landlord.

     6. The skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant.

     7. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules except by a newsstand licensed by Landlord.

     8. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the premises of any tenant of the Building.

     9. Tenants and their contractors, employees, agents, visitors and licensees shall not at any time bring into or keep upon the premises of the Building any foul or noxious gas or substance or any inflammable, combustible, explosive or otherwise hazardous fluid, chemical or substance.

     10. No locks or bolts of any kind which are not operable by the grand master key for the Building shall be placed upon any of the doors by any tenant, nor shall any changes be made in locks or the mechanism thereof which would make such locks inoperable by the grand master key.

Additional keys for a tenant's premises and toilet rooms shall be procured only from Landlord, who may make a reasonable charge therefor. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms either furnished to or otherwise procured by such Tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.

     11 . All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description, must take place during such hours, in such elevators and in such manner as Landlord or its agent may determine from time to time. Persons employed to move safes and other heavy objects shall be acceptable to Landlord. Before moving large quantities of furniture and equipment into or out of the Building, tenants shall notify Landlord and shall comply with Landlord's requirements concerning the time and manner in which the work shall be performed. All labor and engineering costs incurred by Landlord in connection with any moving, including a reasonable charge for overhead and profit, shall be paid by the tenant to Landlord, on demand.

     12. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building any objects or matter which violate any of these Rules and Regulations or the lease of which this Exhibit is a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass issued by the tenant from whose premises the item is being removed, listing the item. This rule shall not be deemed to impose any responsibility or liability on Landlord for the protection of any tenant against the removal of property from the premises of such tenant.

     13. No tenant shall occupy or permit any portion of its premises to be occupied as an office for a public stenographer or public typist, or for the storage, manufacture, or sale of food, liquor, drugs or tobacco in any form, or as a barber, beauty or manicure shop, or as a school or classroom, unless such use has been specifically approved by Landlord. No tenant shall use or permit its premises or any part thereof to be used for manufacturing or the sale at retail or auction of merchandise, goods or property of any kind. These prohibitions supplement the prohibited uses specified in the lease of which this Exhibit is a part.

     14. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord's sole and absolute judgment, tends to impair the reputation of the Building or its desirability as a building for others, and upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign. Landlord shall also have the right in its sole and absolute discretion to approve any advertising or identifying sign.

     15. Landlord shall have the right to prescribe the weight, size and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon any tenant's premises. If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall determine.

     16. No machinery or mechanical equipment other than ordinary portable business machines may be installed or operated in any tenant's premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, and in no event shall any machines or mechanical equipment be so placed or operated as to disturb other tenants. Machines and mechanical equipment that Landlord permits a tenant to install and use shall be so equipped, installed and maintained by the tenant as to prevent any noise, vibration or electrical or other interference from being transmitted from the tenant's premises to any other area of the Building.

     17. Landlord, its contractors, and their respective employees shall have the right to use, without charge therefore, all light, power and water in the premises of any tenant while cleaning or making permitted repairs or alterations in the premises of such tenant.

     18. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

     19. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

     20. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building's services or the proper and economic heating, ventilating, air conditioning, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment or interference.

     21. No acids, vapors or other materials which may cause damage shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building. The sinks and toilets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All garbage receptacles used in the premises of any tenant shall be emptied, cared for and cleaned by and at the expense of the tenant.

     22. All entrance doors in a tenant's premises shall be left locked by the tenant when the tenant's premises are not in use. Entrance doors shall not be left open at any time. Each tenant, before closing and leaving its premises at any time, shall turn out all lights and entirely shut off all water faucets.

     23. Hand trucks shall not be used in the Building unless they are equipped with rubber tires and side guards.

     24. Tenants shall cooperate with Landlord in obtaining maximum efficiency of the Building air-conditioning system by lowering and partially closing window blinds when the sun's rays fall directly on windows of the premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of the Building heating, ventilating and air-conditioning systems and shall not place furniture equipment or other objects where they would interfere with air flow. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves.

     25. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting or wires or stringing of wires will be allowed without the prior written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the premises shall be subject to the approval of Landlord.

     26. Linoleum, tile, carpet and other floor coverings shall be affixed to the floor of the premises only in a manner previously approved in writing by
Landlord.      27. No person shall be allowed to transport or carry
beverages, food, food containers, etc., on any passenger elevators. The transportation of such items shall be via freight elevator in such manner as prescribed by Landlord.

     28. The bulletin board or directory of the Building shall be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom and otherwise limit the number of listings thereon.

     29. Tenant shall not overload the floor of the premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the premises or any part thereof.

     30. Landlord reserves the right to close and keep locked all entrance and exit doors and otherwise regulate access of all persons to the halls, corridors, elevators and stairways in the Building on Sundays and legal holidays and on other days between the hours of 7:00 p.m. and 7:00 a.m., and at such times as Landlord may deem advisable for the adequate protection and safety of the Building, its tenants and property in the Building. Access to the premises may be refused unless the person seeking access is known by the employee of the Building in charge to be authorized to enter, has a pass or is otherwise properly identified.

     31. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its reasonable judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants generally, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant.